UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

December 30, 2004
Date of Report (Date of earliest event reported )

Greenfield Online, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50698	06-1440369
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21 River Road
Wilton, CT 06897
(Address of Principal Executive Offices and Zip Code)

(203) 834-8585
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if changed since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On December 30, 2004, we entered into a Partner Agreement with GfK Custom Research, Inc. Under the Partner Agreement, GfK Custom Research, Inc. is obligated to purchase all or substantially all of its Internet survey solutions from us during the term of the agreement, subject to certain limited exceptions. The Partner Agreement is effective as of November 1, 2004 and has an initial 14 month term. Thereafter the agreement will automatically renew for successive one-year periods unless either party provides written notice of its intention not to renew at least 60 days prior to the expiration of the current term.

Exhibits

99.1	Greenfield Online Press Release dated January 4, 2005.

2

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENFIELD ONLINE, INC.
	By:	/s/ Robert E. Bies
Robert E. Bies
Dated: January 4, 2005		Executive Vice President and Chief Financial Officer

3